RAM CAPITAL MANAGEMENT  LLC (RCM)

Code of Ethics

1. General Provisions

1.1. RCM’s Registration

RCM  is  registered  as  an  investment  adviser  with  the  Securities  and  Exchange  Commission pursuant to the provisions of Section 203 of the Investment Advisers Act of 1940.

1.2. RCM’s Professional Responsibilities

RCM  is  dedicated  to  providing  effective  and  proper  professional  investment  advisory  services  to a wide variety  of institutional and individual advisory  clients. Our reputation is a reflection of the quality of our employees and their dedication to excellence in serving our clients. To ensure these qualities and our dedication to excellence, our employees must possess the requisite qualifications of  experience,  education,  intelligence,  and  judgment  necessary  to  effectively  serve  as  investment management  professionals.  In  addition,  every  employee  is  expected  to  demonstrate  the  highest standards of moral and ethical conduct for continued employment with RCM.

RCM  serves  as  investment  advisor  for  individual  and  institutional  advisory  clients.  When  used herein,  the  term  “client”  includes  individual  and  institutional  investors  for  whom  RCM  provides investment supervisory services or manages investment advisory accounts.

The   SEC   and   the   courts   have   stated   that   portfolio   management   professionals,   including

registered  investment  advisers,  have  a  fiduciary  responsibility  to  their  clients.  In  the  context  of securities  investments,  fiduciary  responsibility  should  be  thought  of  as  the  duty  to  place  the interests  of  the  client  before  that  of  the  person  providing  investment  advice;  and,  failure  to  do  so may  render  the  adviser  in  violation  of  the  anti-fraud  provisions  of  the  Advisers  Act.  Fiduciary responsibility  also  includes  the  duty  to  disclose  material  facts  that  might  influence  an  investor’s decision  to  purchase,  or  refrain  from  purchasing,  a  security  recommended  by  the  adviser,  or  to engage the adviser to manage the client’s investments. The SEC has made it clear that the duty of an  investment  adviser  not  to  engage  in  fraudulent  conduct  includes  an  obligation  to  disclose material  facts  to  clients  whenever  the  failure  to  disclose  such  facts  might  cause  financial  harm.

An adviser’s duty to disclose material facts is particularly important whenever the advice given to clients  involves  a  conflict,  or  potential  conflict,  of  interest  between  the  employees  of  the  adviser and its clients.

Under SEC Rule 204A-1, effective August 31, 2004, with a compliance date of February 1, 2005,

advisers  are  required  to  adopt  a  written  Code  of  Ethics  reasonably  designed  to  prevent  and  detect conflicts  of  interest  that  arise  from  personal  trading  by  its  employees.  In  addition  to  establishing a  Code  of  Ethics,  advisers  are  also  required  to  “maintain”  and  “enforce”  the  Code  of  Ethics.  In

meeting  its  fiduciary  responsibilities  to  our  clients,  Hays  Advisory  has  promulgated  this  Code   of

Ethics  (“Code”)  addressing  the  potential  problems  in  the  purchase  and/or  sale  of  securities  in  the personal  accounts  of  our  employees  or  in  those  accounts  in  which  our  employees  may  have  a direct  or  indirect  beneficial  interest  and  reporting.  RCM  has  also  opted  to  incorporate  into  its

Code,  Section  204  Policies  and  Procedures  on  Insider  Training  (see  Section  7  below).  This  Code is  intended  to  lessen  the  chance  of  any  misunderstanding  between  RCM  and  our  employees regarding  trading  activities  and  insider  trading  infractions.  In  those  situations  where  employees may  be  uncertain  as  to  the  intent  or  purpose  of  this  Code,  they  are  advised  to  consult  with  the

Chief  Compliance  Officer  (“CCO”).  The  CCO  may  under  circumstances  that  are  considered appropriate,  and  after  consultation  with  the  principals  of  the  firm,  if  necessary,  grant  exceptions to  the  provisions  contained  in  this  Code  only  when  it  is  clear  that  the  interests  of  RCM’s  clients will not be adversely  affected. All questions arising in connection with personal securities trading should  be  resolved  in  favor  of  the  interest  of  the  clients  even  at  the  expense  of  the  interest  of  our employees.  The  principals  of  the  firm  will  satisfy  themselves  as  to  the  adherence  to  this  policy through periodic reports by the CCO.

To  “enforce”  the  policies  and  procedures  contained  in  the  Code,  the  CCO  will  provide  periodic training  for  employees  on  requirements  imposed  by  the  Code.  The  CCO  will  also  maintain  a folder(s)  titled  “Code  of  Ethics  and  Section  204A  Procedures”  containing  the  Code  and  revisions to  the  Code  --  noting  the  effective  date  of  each  revision.  The  folder  will  also  include  evidence  of training  which  will  be  evidenced  by  giving  each  new  employee  a  copy  of  the  Code  and  requiring they  acknowledge  receipt  by  signing  a  statement,  and  to  require  each  employee  to  annually  read and  sign  a  log  or  other  record  that  he/she  has  read  and  will  adhere  to  the  Code.  This  file  folder should  be  current  at  all  times  and  available  for  review  by  regulatory  authorities.  Rule  204A-

1(a)(4)  states  that  supervised  employees  have  an  obligation  to  report  any  violations  of  RCM’s

Code promptly to the CCO or to such other person as indicated in this Code as well as the CCO.

1.3. Failure to Comply with the Provisions of this Code – Sanctions

Strict  compliance  with  the  provisions  of  this  Code  shall  be  considered  a  basic  condition  of employment  with  RCM.  As  such,  it  is  important  that  employees  understand  the  reasons  for compliance  with  this  Code.  RCM’s  reputation  for  fair  and  honest  dealing  with  its  clients  and  the investment  community  in  general,  has  taken  considerable  time  to  build.  This  standing  could  be seriously  damaged  as  the  result  of  even  a  single  securities  transaction  considered  questionable  in light  of  the  fiduciary  duty  owed  to  our  clients.  Employees  are  urged  to  seek  the  advice  of  the

CCO  for  any  questions  as  to  the  application  of  this  Code  to  their  individual  circumstances.

Employees  should  also  understand  that  a  material  breach  of  the  provisions  of  this  Code  may constitute grounds for termination of employment with RCM.

2. Applicability of the Code’s Restrictions and Procedures

2.1. Supervised Person

Section 202(a)(25) of the Advisers Act defines “supervised person” to include any partner, officer

or   director   (or   other   persons   occupying   a   similar   status   or   performing   similar   functions);

employee of an investment adviser; or, other person who makes, participates in making, or whose activities  relate  to  making  any  recommendations  as  to  the  purchase  and/or  sale  of  securities  on behalf  of  the  adviser  and  is  subject  to  the  supervision  and  control  of  the  investment  adviser.  Rule

204A-1  requires  that  all  supervised  persons  of  RCM  be  provided  with  a  copy  of  this  Code  and that  each  supervised  person  provide  written  acknowledgement  of  their  receipt  of  the  Code  and any  amendments.  Moreover,  all  supervised  persons  must  report  any  violations  of  this  Code  that come to their attention to the CCO.

2.2. Access Persons

For   purposes   of   Rule   204A-1(e)(1)   of   the   Advisers   Act,   “access   persons”   include   those

supervised persons who participate in making securities recommendations to clients, or who have access  to  such  recommendations,  or  who  have  access  to  non-public  information  regarding  any client accounts, and any other person who provides investment advice on RCM’s behalf.

Inasmuch  as  providing  investment  advice  is  our  primary  business,  all  directors,  officers,  and

partners   are   considered   access   persons.   In   addition,   because   RCM   is   actively   involved   in

managing  the  investments  of  individual  and  institutional  clients,  all  of  our  employees  will  be deemed by RCM to fall within the definition of “access person.” The sole exception to this policy shall  be  any  seasonal  student  intern  or  similar  short-term/part-time  employee.  Any  employee

deemed   an   access   person   may   contest   such   designation.   However,   any   change   as   to   such

designation will  be  made  at  the  sole  discretion  of the CCO.  Any  such  change  in  designation  must be documented and filed in the employee’s personnel file.

Rule  204A-1  requires  access  persons  to  report  their  securities  holdings  and  personal  securities transactions  as  outlined  below.  However,  it  is  Hays  Advisory’s  policy  that  all  supervised  persons are required to report their securities holdings and personal securities transactions.

For  purposes  of  RCM’s  Code,  the  terms  “supervised  person”,  “access  person”,  and  “employee”

may be used synonymously unless specified otherwise.

3. Securities Subject to the Provisions of this Code

3.1. “Covered Securities”

Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the Investment Company Act both define the term “Security” as follows:

Any  note,  stock,  treasury  stock,  bond,  debenture,  evidence  of  indebtedness,  certificate  of  interest

or   participation   in   any   profit-sharing   agreement,   collateral-trust   certificate,   preorganization

certificate   or   subscription,   transferable   share,   investment   contract,   voting   trust   certificate,

certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights,

any put, call straddle, option, or privilege on any security (including a certificate of deposit) or on any  group  or  index  of  securities  (including  any  interest  therein  or  based  on  the  value  thereof),  or any put, call straddle, option or privilege entered into on a national securities exchange relating to a  foreign  currency,  or  in  general,  any  interest  or  instrument  commonly  known  as  a  “security”  or any  certificate  of  interest  or  participation  in,  temporary  or  interim  certificate  for,  receipt  for,

guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

For  purposes  of  this  Code,  the  term  “Covered  Security”  shall  mean  all  such  securities  described above except:

•  Securities that are direct obligations of the United States;

•  Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•  Securities issued by any state or municipal subdivision thereof;

•  Shares issued by money market funds;

•  Shares of any registered open-end investment company unless managed by

  Hays Advisory or any of our affiliates;

•  Purchases effected upon exercise of rights offered by an issuer pro-rata to all holders of a class of its securities, to the extent such rights are acquired from such issuer;

•  Any transaction exempt from registration is not subject to the prior clearance provisions of this Section.

Although  the  term  “covered  security”  under  the  Advisers  Act  and  the  Investment  Company  Act

represents  an  all-inclusive  list  of  investment  products,  for  purposes  of  this  Code,  the  term  will most  often  apply  to  those  securities  listed  on  any  of  the  nationally  recognized  stock  exchanges  of the  United  States  (i.e.,  New  York  Stock  Exchange,  American  Stock  Exchange,  Chicago  Stock

Exchange,  Pacific  Stock  Exchange,  Philadelphia/Baltimore  Stock  Exchange,  or  the  National

Association   of   Securities   Dealers   Automated   Quotation   System   (NASDAQ)   market,   etc.)

However, if there is any question by an Access Person as to whether a security is “covered” under this  Code,  he/she  should  consult  with  the  CCO  for  clarification  on  the  issue  before  entering  any trade for his/her personal account.

In  addition  to  the  above  restrictions,  no  employee  deemed  to  be  an  “Access  Person”  shall purchase or sell any covered security for any account in which he/she any beneficial interest, if:

•  Such security is being considered for purchase or sale by the Investment

  Committee even though no order(s) has been entered with Hays Advisory’s

  Trading Department;

•  There is any possible conflict of interest or appearance thereof. A

  Supervised Person may not execute a securities transaction in his/her account or in any account in which he/she has a beneficial interest in a direction contrary to that currently recommended by the Investment Committee, i.e.,

  selling a security when the Investment Committee is recommending the purchase of that security or vice versa. [Note: This provision may be waived by the CCO in special situations upon written request by the Access Person.]

3.2. Securities Not Subject to Restrictions

Reporting  of  securities  transactions  pursuant  to  an  automatic  investment  plan  or  in  accounts  in which  the  Access  Person  has  a  beneficial  interest,  but  over  which  he/she  has  no  direct  or  indirect control,  are  not  required  by  Rule  204A-1and  are  not  subject  to  the  trading  restrictions  of  this

Code;  however,  the  Supervised  Person  should  advise  the  CCO  in  writing,  giving  the  name  of  the account(s),  the  person(s)  or  firm(s)  responsible  for  its  management,  and  the  reason  for  believing that he/she should be exempt from reporting requirements under this Code.

4. Limitations on Personal Trading by Supervised Persons

Personal securities transactions by  RCM’s supervised persons are subject to the following trading restrictions:

4.1. Pre-clearance of Transactions

No  supervised  person  may  purchase  or  sell  any  covered  security  without  first  obtaining  prior clearance  from  the  CCO.  The  CCO  may  reject  any  proposed  trade  that:  (a)  involves  a  security that  is  being  purchased  or  sold  by  RCM  on  behalf  of  any  advisory  client  or  is  being  considered for  purchase  or  sale;  (b)  is  otherwise  prohibited  under  any  internal  policies  of  RCM;  (c)  breaches

RCM’s  fiduciary  duty  to  any  advisory  client;  (d)  is  otherwise  inconsistent  with  applicable  law,

including  the  Advisers  Act,  the  Investment  Company  Act  and  the  Employee  Retirement  Income

Security  Act  of  1974;  or,  (e)  creates  a  conflict  of  interest  or  an  appearance  thereof.  A  sample

Personal  Securities  Trading  Request  and  Authorization  form  is  included  as  Exhibit  10  of  RCM’s

Supervisory   and   Compliance   Procedures   Manual.   It   is   the   responsibility   of   the   Investment

Committee  to  determine  for  purposes  of  the  application  of  the  restrictions  of  this  sub-paragraph which  covered  securities  are  being  “considered.”  As  a  result  of  such  determination,  a  Restricted

Stock  List,  based  on  current  and  upcoming  recommendations  of  securities  for  purchase  or  sale will  be  maintained  by  the  Director  of  Research  and  available  upon  request  of  the  CCO  for  the purposes of pre-clearing supervised persons’ personal transactions.

4.2. Short Term Trading

No  supervised  person  of  RCM  may  purchase  and  subsequently  sell  (or  sell  and  purchase)  the same security within any 30-day period, unless such transaction is approved in advance in writing by  the  CCO,  or  unless  such  transaction  is  necessitated  by  an  unexpected  special  circumstance involving  the  Supervised  Person.  The  CCO  shall  consider  the  totality  of  the  circumstances,

including  whether  the  trade  would  involve  a  breach  of  any  fiduciary  duty,  whether  it  would

otherwise   be   inconsistent   with   applicable   laws   and/or   RCM’s  policies   and   procedures,   and

whether  the  trade  would  create  an  appearance  of  impropriety.  Based  on  his/her  consideration  of these  issues,  the  CCO  shall  have  the  sole  authority  to  grant  or  deny  permission  to  execute  the trade.

4.3. Short Sales

Supervised  persons  are  prohibited  from  selling  short  any  security  which  is  held  broadly  in  client portfolios.

4.4. Options

Transactions  in  put  or  call  options  are  subject  to  the  same  criteria  as  those  for  the  underlying securities.

4.5. Margin Accounts

While  brokerage  margin  accounts  are  discouraged,  a  supervised  person  may  open  or  maintain  a margin  account  with  a  brokerage  firm  with  whom the  supervised  person  has  maintained  a  regular brokerage account for a minimum of six months. This provision may be waived by the CCO upon written request by the supervised person.

4.6. New Issues

In  view  of  the  potential  conflicts  of  interest,  supervised  persons  are  not  permitted  to  purchase initial public offerings of securities (“IPO’s”) of any nature.

4.7. Private Placements

No supervised person shall purchase any security which is the subject of a private offering, unless prior written approval has been obtained from the CCO.

4.8. Bonds (Corporate and Municipal

Purchases  and  sales  of  $200,000  or  greater  of  a  single  bond  issue  by  supervised  persons  in  their personal  accounts  shall  not  be  executed  prior  to  the  completion  of  all  client  orders  pending  in  the same bond.

4.9.  Potential  Conflicts  of  Interest  in  Trading  by  Supervised  Persons  for

Their Own Accounts

In  order  to  avoid  any  potential  conflict  of  interest  between  RCM  and  its  clients,  securities transactions for the accounts of supervised persons in the same security  as that purchased/sold for advisory  accounts should be entered only  after completion of all reasonably  anticipated trading in that security  for those accounts on any given day. If after completion of all anticipated trading for client accounts, a trade is executed for a supervised person’s personal account on that same day at a  price  better  than  that  received  by  the  client,  the  supervised  person  must  notify  the  CCO  who will  prepare  a  memorandum  detailing  the  circumstances  of  the  transaction.  If  after  reviewing  the transaction,  the  CCO  determines  that  a  potential  conflict  of  interest  exists,  he/she  shall  have  the authority  to make any  necessary  adjustments, including canceling and re-billing the transaction to such  other  account(s)  as  appropriate.  Such  memoranda  and  any  corrective  action  taken  will  be recorded and maintained in RCM’s compliance files.

5. Securities Reporting by Supervised Persons

5.1. Application of this Code of Ethics to Supervised Persons of RCM

The provisions of this Code apply to every security transaction, in which a supervised person of

RCM  has,  or  by  reason  of  such  transaction  acquires,  any  direct  or  indirect  beneficial  interest,  in any  account  over  which  he/she  has  any  direct  or  indirect  control.  Generally,  a  person  is  regarded as  having  a  beneficial  interest  in  those  securities  held  in  his  or  her  name,  the  name  of  his  or  her spouse,  and  the  names  of  his  or  her  minor  children  who  reside  with  him/her.  A  person  may  also be  regarded  as  having  a  beneficial  interest  in  the  securities  held  in  the  name  of  another  person

(individual,  partnership,  corporation,  trust,  custodian,  or  another  entity)  if  by  reason  of  any

contract,   understanding,   or   relationship   he/she   obtains   or   may   obtain   benefits   substantially

equivalent  to  those  of  ownership.  Beneficial  interest  is  not  derived  simply  by  virtue  of  serving  as a  trustee  or  executor  unless  the  person,  or  a  member  of  his/her  immediate  family,  has  a  vested interest in the income or corpus of the trust or estate. However, if a family  member is a feepaying client,  the  account  will  be  managed  in  the  same  manner  as  that  of  all  other  RCM  clients  with similar investment objectives.

If a supervised person believes that he/she should be exempt from the reporting requirements with respect to any account in which he/she has direct or indirect beneficial ownership, but over which he/she  has  no  direct  or  indirect  control  in  the  management  process,  he/she  should  so  advise  the

CCO  in  writing,  giving  the  name  of  the  account,  the  person(s)  or  firm(s)  responsible  for  its

management,   and   the   reason   for   believing   that   he/she   should   be   exempt   from   reporting

requirements under this Code.

5.2. Holding Reports On Becoming a Supervised Person of RCM

All  supervised  persons  of  RCM  must  provide  the  CCO  with  an  Initial  Securities  Holdings

Report  no  later  than  10  days  after  becoming  a  supervised  person  and  it  must  be  current  as  of  a date no more than 45 days prior to the date the report was submitted. This report must include the following information:

•  A list including the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount (if fixed income securities) of each covered security in which the Access Person had any direct or indirect beneficial interest or ownership as of the date the employee became an Access Person;

•  The name of any broker, dealer or bank with which the Access Person maintained an account, or in any other account in which securities were held for the direct or indirect benefit or ownership of the Access Person;

•  The date the report is submitted to the CCO by the Access Person.

5.3. Quarterly Transaction Reports - Rule 204A-1(b)(2) of the

Advisers Act

Every  supervised  person  must  submit  a  Personal  Securities  Trading  Report  to  the  CCO  not

later than 30 days after the end of each calendar quarter listing all securities transactions executed during  that  quarter  in  the  supervised  person’s  brokerage  account(s)  or  in  any  account(s)  in  which the  supervised  person  may  have  any  direct  or  indirect  beneficial  interest  or  ownership.  The quarterly Personal Securities Trading Report must contain the following information:

•  The date of each transaction, the name of the covered security, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of the security involved;

•  The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•  The price at which the covered security was effected;

•  The name of the broker, dealer or bank through whom the transaction was effected;

•  In addition to the securities transaction data, the report will contain representations that the Advisory Representative (i) during the period, has not purchased or sold any securities not listed on the report; (ii) has not opened a securities brokerage account during the period which has not been reported to RCM, and (iii) agrees to notify RCM if he/she

  opens a personal securities account which has not otherwise been disclosed to RCM.

•  The date the report is submitted to the CCO by the Advisory Representative and/or Access Person. (Note: The report must be submitted to the CCO within 30 days following the end of the quarter.)

Although  Rule  204A-1  does  not  require  negative  reports,  it  is  the  policy  of  RCM  that  Personal

Securities  Trading  Reports  be  submitted  quarterly  by  all  supervised  persons  whether  or  not

securities   transactions   have   occurred   in   their   accounts   during   the   period.   Those   supervised

persons  having  no  securities  transactions  to  report  must  indicate  this  fact  on  his/her  quarterly report. The report must then be dated, signed and submitted to the CCO for review.

Following  submission  of  the  Personal  Securities  Trading  Report,  the  CCO  will  review  each report  for  any  evidence  of  improper  trading  activities  or  conflicts  of  interest  by  the  supervised person.  No  supervised  person  will  be  responsible  for  reviewing  his/her  own  report.  Robert

Munsie  will  review  the  CCO’s  report.  After  careful  review  of  each  report,  the  CCO  will  sign  and date  the  report  attesting  that  he/she  conducted  such  review.  Quarterly  securities  transaction reports  are  to  be  maintained  by  the  CCO  in  accordance  with  the  records  retention  provisions  of

Rule 204-2(e) of the Advisers Act.

A  sample  Quarterly  Personal  Securities  Transaction  Report  form  is  included  as  Exhibit  8  of

RCM’s Supervisory and Compliance Procedures Manual.

5.4. Annual Securities Holdings Report

Rule 204A-1(b)(1)(ii) requires supervised persons to submit an Annual Personal Securities

Holdings Report to the CCO listing all covered securities held by  that person on a date specified by  the  adviser.  The  information  on  the  report  must  be  current  as  of  a  date  no  more  than  45  days prior  to  the  date  the  report  was  submitted.  It  is  RCM’s  policy  that  Annual  Personal  Securities

Holdings  Reports  list  all  securities  held  by  that  person  as  of  December  31st  of  each  year.  The report  must  be  submitted  not  later  than  January  30th following  year  end.  The  Annual  Personal

Securities Holding Report must contain the following information:

•  The title, number of shares and principal amount (if fixed income securities)

  of each covered security in which the Access Person had any direct or indirect beneficial ownership interest or ownership;

•  The name of any broker, dealer or bank with whom the Access Person maintains an account in which any covered securities are held for the direct or indirect benefit of the Access Person; and

•  The date the annual report is submitted by the Access Person to the CCO.

Following   submission   of   the   Annual   Personal   Securities   Holding   Report,   the   CCO   will

review  each  report  for  any  evidence  of  improper  trading  activities  or  conflicts  of  interest  by  the

Access  Person.  After  careful  review  of  each  report,  the  CCO  will  sign  and  date  the  report attesting that he/she conducted such review.

6. Reports of Supervised Persons’ Securities Trades

in Accounts with Broker/Dealers

All  supervised  persons  of  RCM  having  account(s)  with  any  broker/dealer  must  ensure  that  the account(s)  are  established  so  that  duplicate  copies  of  trade  confirmations  and  monthly  account statements are submitted directly to RCM by the broker/dealer.

7. Personal Securities Transactions and Insider Trading

The  definition  and  application  of  inside  information  is  continually  being  revised  and  updated  by the  regulatory  authorities.  If  a  supervised  person  of  RCM  believes  he/she  is  in  possession  of inside information, it is critical that he/she not act on  the information or disclose it to anyone, but instead  advise  the  CCO,  or  a  principal  of  RCM,  accordingly.  Acting  on  such  information  may subject  the  supervised  person  to  severe  federal  criminal  penalties  and  the  forfeiture  of  any  profit realized from any transaction.

a. Background – Section 206-4

The  anti-fraud  provision  of  Section  206  of  the  Investment  Advisers  Act  of  1940  is  expressed generally  in  terms  of  prohibiting  an  investment adviser from defrauding his clients or prospective clients.  However,  the  anti-fraud  provisions  of  section  17(a)  of  the  Securities  Act  of  1933,  and

Section  10(b)  of  the  Securities  Exchange  Act  of  1934  and  Rule  10b-5  there  under,  are  expressed in  all-embracing  terms  of  defrauding  any  person,  directly  or  indirectly,  in  the  offer  or  sale  of  any security or in connection with the purchase or sale of any security.

Like   many   active   market   participants,   investment   advisers   may   have   access   to   material

information  that  has  not  been  publicly  disseminated.  The  investment  adviser  may  then  use  such information  improperly  to  effect  transactions  in  securities  to  the  detriment  of  others  in  the investing  public  who  may  not  be  his  clients  or  prospective  clients.  This  may  be  a  situation  where the  investment  adviser’s  clients  are  benefiting  from  the  information  to  the  detriment  of  the investing public.

An  investment  adviser  may  be  an  officer  or  director  of  a  corporation,  an  investment  company,

bank,   etc.   who,   in   the   ordinary   course   of   business,   may   receive   “inside,”   non-public,   or

confidential  information  pertaining  to  securities  or  their  issuers.  Non-public  information  may  be obtained  through  associations  with  insiders  of  such  entities.  In  these  cases,  where  non-public information  is  obtained  or  received,  there  is  a  duty  and  obligation  under  the  law  generally  not  to

trade   on   such   information,   until   this   information   becomes   public.   In   other   words,   such

information must be disclosed publicly before trades in those securities can be made.

b. Section 204A

In 1989, Congress enacted the Insider Trading and Securities Enforcement Act (“Insider Trading

Act” or “ITA”) in response to the misuse of material non-public information during the Ivan

Boesky,  Michael  Milken,  et  al.  insider  trading  scandals.  Section  204A  of  the  Advisers  Act  was enacted  in  response  to  the  ITA  to  combat  the  misuse  of  material  non-public  information  by advisers,  their  employees,  affiliates,  or  clients  through  insider  trading  or  otherwise.  Section  204A

requires   that   an   adviser   establish,   maintain,   and   enforce   written   policies   and   procedures

reasonably  designed  to  preserve  the  confidentiality  of  information;  to  prevent  possible  insider

trading   and   the   misuse   of   material,   non-public   information   by   the   adviser   or   any   person

associated  with  the  adviser;  and,  to  punish  employees  who  obtain  and  trade  on  such  information

or   disseminate   the   information   to   third   parties   (“tippees”).   At   the   same   time,   Congress

significantly  increased  the  penalties  controlling  persons  are  subject  to  for  insider  trading  by  their employees and other persons under their control.

In   addition   to   establishing   Section   204A   procedures,   the   section   requires   that   the   adviser

“enforce”  the  procedures  by  conducting  periodic  training  for  employees  on  how  they  might recognize  “insider  information”  or  “non-public  information”  and  the  steps  to  be  taken  if  they obtain such information.

In  light  of  the  increased  focus  on  insider  trading  and  increased  penalties,  it  is  important  for  an adviser  to  implement  the  necessary  policies  and  procedures  in  order  to  protect  itself  against  the significant  monetary  penalties  and  damage  in  reputation  that  may  result  from  an  insider  trading violation.  The  SEC  has  made  a  review  of  the  required  policies  and  procedures  a  focal  point  in  its inspections of advisers.

c. Responsibilities of RCM and Employees of RCM

Regarding Insider Trading

In   meeting   the   requirements   of   Section   204A,   the   CCO   has   established   such   policies   and

procedures  regarding  insider  trading  as  are  appropriate  to  the  type  of  products  and  services offered  through  RCM  as  part  of  RCM’s  Code.  The  CCO,  or  his  designee,  is  responsible  for

overseeing   compliance   with   insider   trading   guidelines   and   providing   a   resource   for   giving

guidance  and  answering  employee  questions.  The  insider  trading  policy  applies  to  all  employees

of  RCM  who  have  any   knowledge  of  the  securities  being  traded  or  access  to  confidential information.  However,  all  employees  of  RCM  are  expected  to  read  and  be  familiar  with  the insider trading policies and procedures.

In  meeting  the  requirement  to  “enforce”  the  provisions  of  Section  204A,  every  employee  of

RCM,  as  stated  above,  will  annually  sign  a  disclosure  statement  attesting  to  his  understanding  of his  duties  and  responsibilities  outlined  in  the  Code  including  a  section  regarding  the  use  and/or dissemination  of  insider  information.  The  CCO  will  maintain  copies  of  each  employee’s  signed disclosure  statement.  The  signed  statement  of  each  employee  will  contain  wording  to  the  effect that the employee has read and understands RCM’s insider trading policies.

d. What Is Insider Information?

By  way  of example, violations of the insider trading rule that have been cited by the SEC include persons who traded on non-public information / insider trading information such as:

•  a company that had made a rich ore find;

•  a company that had cut its dividend;

•  a company that had sustained its first and unexpected loss;

•  a company whose earnings projections showed a substantial increase;

•  a company whose earnings projections showed a substantial decrease; and,

•  a tender offer was to be made for a company’s securities above the market price.

  Legal sanctions may be imposed on any of the following parties for trading on non-public information:

•  persons inside a company who traded his/her company’s stock on non-public information;

•  persons outside the company who traded the stock on non-public information;

•  persons inside the company who told persons outside the company who traded the stock;

  and

•  persons outside the company who told other persons outside the company who traded the stock.

If  an  employee  of  RCM,  regardless  of  position,  receives  information  he  believes  is  material  non-

public information, he/she must convey such information to  the CCO. The CCO will then make a judgment  as  to  the  handling  of  such  information  in  order  to  prevent  possible  charges  of  204A insider  trading  violations.  Failure  of  the  employee  to  disclose  such  information  to  the  CCO  in  a timely manner may result in termination of the employee.

e. Actions Not Deemed to be Insider Trading Policies

Although   RCM’s   insider   trading   policy   applies   to   all   employees,   two   divergent   sets   of

circumstances  exist  under  which  an  access  person  of  RCM  may  receive  material,  nonpublic

information,   as   well   as   correspondingly   different   duties   regarding   a   portfolio   manager’s

obligation to achieve public disclosure of the information.

First,  an  access  person  may  receive  the  information  through  a  special  or  confidential  relationship with  an  issuer.  In  that  event  he  may  use  it  only  for  that  purpose  (assuming  it  is  lawful)  and

obviously   need   not   encourage   disclosure.   Examples   include,   receiving   information   as   a

representative  of  the  underwriter  of  the  issuer  (where  the  issuer  is  obligated  to  disclose  it  to  the underwriter),  or  receiving  it  as  a  financial  consultant  or  lender  to  the  issuer.  Such  relationships very  likely  may  make  the  analyst  and  his  firm  constructive  or  temporary  insiders  of  the  issuer.

Second,   an   access   person   may   receive   information   from   an   issuer,   although   no   special   or

confidential  relationship  exists  between  them.  In  the  absence  of  such  a  relationship  with  the issuer,  the  portfolio  manager/analyst  should  usually  make  an  effort  to  achieve  public  disclosure.

For  example,  if  an  access  person  inadvertently  hears  an  officer  tell  an  outsider  by  telephone  of  a significant  corporate  event,  such  as  a  large  unannounced  quarterly  loss,  he  should  encourage  the officer to make a public announcement.

f. RCM’s Section 204A Policies and Procedures on Insider Trading

The   following   procedures   have   been   established   to   assist   RCM’s   employees   in   avoiding

violations  of the  insider  trading  provisions  of  Section  204A  of  the  Advisers  Act.  Every  employee of RCM must follow these procedures or risk being subject to the sanctions described above. If an employee  has  any  questions  about  these  procedures,  he/she  should bring  such  questions  promptly to the CCO.

(1) Identification of Insider Information

Every  employee  of  RCM  must  be  able  to  determine  if  information  is  material  and/or  non-public.

This determination may be made by asking the following two questions:

•  Is the information material? Would an investor consider this information important in making an investment decision? Would disclosure of this information substantially affect the market price of the security?

•  Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace through publication in any magazine or newspaper of general circulation, or through some other media available to the public?

  If, after considering the above, an employee believes that the information may be material and/or non-public, he/she should:

•  Report the matter promptly to the CCO, disclosing all information which the employee believes may be relevant on the issue of whether the information is material and nonpublic.

•  Refrain from purchasing or selling any security about which such information has been received. This prohibition applies to the employee’s personal securities account(s), any account(s) in which he/she may have a beneficial interest, and any client account(s)

  managed by RCM.

•  Not communicate the information to anyone outside the firm or within the firm, other than RCM’s CCO.

After  reviewing  the  information,  the  CCO  will  determine  whether  such  information  is  material and non-public and will advise the employee accordingly of the appropriate course of action.

(2) Supervisory Procedures for Dealing with Material Nonpublic Information

The  CCO  is  essential  for  the  implementation  and  enforcement  of  RCM’s  procedures  against insider trading. The supervisory procedures set forth below are designed to prevent insider trading by  RCM’s  employees  and  to  detect  such  trading  if  it  occurs  and  to  provide  appropriate  sanctions for violations of these procedures.

Steps to Prevent Insider Trading

•  Every new employee of RCM will be provided with a copy of these procedures regarding insider trading, receipt of which will be acknowledged.

•  The CCO will enforce the applicable Personal Securities Trading Restrictions provided in this Focus Area and in Appendix B, RCM’s Code of Ethics of this

  Compliance Manual.

•  The CCO will, on a regular basis, conduct training to familiarize employees with RCM’s insider trading procedures. Such training may be held more often for those employees working in areas where they are more likely to receive inside information in the course of their duties.

•  The CCO will be available to assist RCM’s employees on questions involving insider trading or any other matters covered in RCM’s Compliance Manual.

•  The CCO will resolve issues of whether information received by an employee of RCM is material and non-public.

•  The CCO will review on a regular basis and update as necessary RCM’s

  Compliance Manual and procedures related thereto.

•  If it has been determined that an employee of RCM has received material nonpublic information, the CCO will (i) implement measures to prevent dissemination of such information, (ii) place such security on RCM’s restricted trading list,

  and (iii) immediately advise all employees of the inclusion of the security on the restricted list.

Steps to Detect Insider Trading

•  The CCO will review all personal securities transactions by employees to ensure that such activities are in compliance with the applicable Personal Securities Trading

  Restrictions provided in Appendix B, Hays RCM’s Code of Ethics, of this

  Compliance Manual.

•  The CCO will review excess trading activities in any client accounts handled by RCM’s portfolio managers or client service associates

•  The CCO will review the trading activities, particularly excessive trading, in RCM’s proprietary accounts, if any, and

•  The CCO will conduct such investigation, as necessary, when the CCO has reason to believe that any employee of RCM has received and acted (traded) on inside information or has disseminated such information to other persons.

8. Dealings with Clients

No  supervised  person  may  directly  or  indirectly  purchase  from  or  sell  to  a  client  of  RCM  any security,  unless  the  transaction  is  pre-approved  in  writing  by  the  CCO.  Supervised  persons  of

RCM  are  prohibited  from  ever  holding  customer  funds  or  securities  or  acting  in  any  capacity  as custodian  for  a  client  account.  Moreover,  supervised  persons  are  prohibited  from  borrowing money  or  securities  from  any  client  of  RCM  and  from  lending  money  to  any  client  of  RCM,

unless the client is a member of the supervised person’s immediate family  and the transaction has been approved in writing by the CCO.

9. Orders Contrary to the Selection Guidelines

Buy/Sell Categories

If there is a client order pending execution that is contrary to the Investment Committee’s

Buy/Sell category, a similar transaction may  not be entered/executed by  a supervised person until the client’s order has been filled.

10. Other Restricted Activities Applicable to All

Supervised Persons of RAMWMG

10.1. Outside Business Interests

A  supervised  person  who  seeks  or  is  offered  a  position  as  an  officer,  trustee,  director,  or  is contemplating  employment  in  any  other  capacity  in  an  outside  enterprise  is  expected  to  discuss

such   anticipated   plans   with   RCM’s   CCO   prior   to   accepting   such   a   position.   Information

submitted  to  the  CCO  will  be  considered  as  confidential  and  will  not  be  discussed  with  the supervised person’s prospective employer without the supervised person’s permission. RCM does not  wish  to  limit  any  supervised  person’s  professional  or  financial  opportunities,  but  needs  to  be aware of such outside interests so as to avoid potential conflicts of interest and ensure that there is no  interruption  in  services  to  our  clients.  Understandably,  RCM  must  also  be  concerned  as  to whether  there  may  be  any  potential  financial  liability  or  adverse  publicity  that  may  arise  from  an undisclosed business interest by a supervised person.

10.2. Personal Gifts

Personal gifts of cash, fees, trips, favors, etc. of more than a nominal value to a supervised person of  RCM  are  discouraged.  Gratuitous  trips  and  other  favors  whose  value  may  exceed  $100  should be brought to the attention of the CCO.

10.3. Use of Source Material

Investment  related  materials  (research  reports,  investment  summaries,  etc.)  written  by  supervised persons  of  RCM  for  distribution  outside  of  the  company  or  available  to  outside  parties  should  be original information and, if appropriate, include proper reference to  sources. It is not necessary  to reference  publicly  available  information.  However,  any  investment  related  material  referencing

RCM or bearing RCM’s name or logo must first be submitted to the CCO prior to presentation to outside parties.

10.4. Communications with Clients through Radio, Television and

Other Media

Supervised  persons  of  RCM  are  encouraged  to  participate  in  lectures,  seminars,  and  media appearances  where  the  purpose  of  such  communications  is  to  provide  investment  advice  or explain  the  services  offered  through  RCM.  However,  the  supervised  person  must  submit  to  the

CCO  for  approval,  prior  to  presentation,  an  outline  of  any  speech  or  lecture  to  members  of  the

general    public    which    discusses    investments    in    general    or    specific    securities    currently

recommended by RCM.

Supervised persons making appearances on radio or television programs as representatives of

RCM  are  prohibited  from  recommending  any  specific  security,  unless  such  security  is  currently on  RCM’s  list  of  approved  investments.  In  situations  where  a  supervised  person  is  asked  his/her opinion  on  the  investment  merits  of  a  security  not  on  RCM’s  recommended  list,  the  supervised person  should  make  it  clear  to  the  audience  that  any  opinion  given  is  his/her  own  and  not necessarily that of RCM.

A   sample   Advertising/Sales   Literature   Review   Form   is   included   as   Exhibit   12   of   RCM’s

Supervisory and Compliance Procedures Manual.

11. Promulgation, Execution and Distribution of the Code

The  Board  of  Directors  of  RCM  have  read  and  approved  this  Code  of  Conduct/Ethics  regarding personal securities trading by Access Persons/Associates of RCM. In addition to having approved this  Code,  the  Board  agrees  to  review  at  least  annually  the  provisions  of  this  Code  which  may require  periodic  revisions,  clarifications,  or  up-dating  so  as  to  comply  with  the  provisions  of  the

Investment  Advisers  Act,  the  Investment  Company  Act  and  SEC  interpretations  thereof  with respect to personal securities trading by Access Persons/Associates of RCM. Acknowledgment of

Receipt of RCM’s Code of Ethics Including Section 204A Policies and Procedures

Supervised Person of RCM

I  have  read  RCM’s  Code  of  Ethics  regarding  personal  securities  trading,  other  potential  conflicts of  interest,  and  policies  and  procedures  to  prevent  the  misuse  of  material  non-public  information.

I understand these policies and agree to comply with the provisions therein.

_______Robert H. Munsie__________________________June 1, 2010___________

Name of Supervised Person

Date